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                            EXHIBIT 24.1

                 POWER OF ATTORNEY OF DIRECTORS

KNOW BY ALL PERSONS BY THESE PRESENTS:

      Each of the undersigned hereby constitutes and appoints Sydney J. Rosenberg, Martin H. Mandles, and Harry H. Kahn, and each of them with power to act alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement or Registration Statements on Form S-8 relating to 500,000 shares of common stock issuable under the ABM Industries Incorporated 1987 Stock Option Plan and any and all amendments of such Registration Statements, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.


Directors


/s/ Claude M. Ballard, Jr.
     Claude M. Ballard, Jr.             Date:  March 29, 1994


/s/ Maryellen B. Cattani
     Maryellen B. Cattani               Date:  March 29, 1994


/s/ Robert S. Dickerman
     Robert S. Dickerman                Date:  March 29, 1994


/s/ John F. Egan
     John F. Egan                       Date:  March 29, 1994


/s/ Charles T. Horngren
     Charles T. Horngren                Date:  March 29, 1994


/s/ Felix M. Juda
     Felix M. Juda                      Date:  March 29, 1994


/s/ Martin H. Mandles
     Martin H. Mandles                  Date:     March 29, 1994


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/s/ Sydney J. Rosenberg
     Sydney J. Rosenberg                Date:     March 29, 1994


/s/ Theodore Rosenberg
     Theodore Rosenberg                 Date:     March 29, 1994


/s/ William W. Steele
     William W. Steele                  Date:     March 29, 1994


/s/ William E. Walsh
     William E. Walsh                   Date:     March 29, 1994